UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

SEANIEMAC INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	20-4292198
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

780 New York Avenue, Suite A, Huntington, New York	11743
(Address of principal executive offices)	(Zip Code)

(386) 409-0200

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2017, Shane O’Driscoll, a Director of Seaniemac International, Ltd. (the “Company”) resigned from his position as a Director of the Company due to personal reasons.

Mr. O’Driscoll did not resign due to any disagreement with the Company, including any disagreement related to the Company’s operations, practices or policies. Mr. O’Driscoll’s departure is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy.

Prior to his resignation, Mr. O’Driscoll appointed Barry M. Brookstein, the Company’s CEO, CFO, and Secretary, to the Board of Directors to fill one of two vacancies on the Board. Mr. Brookstein had previously served on the Board of Directors and resigned in January 2017 with the stated intention of being reappointed in February 2017.

Mr. Brookstein is excited to resume his position as a director with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEANIEMAC INTERNATIONAL, LTD.

Date: March 28, 2017	By:	/s/ Barry M. Brookstein
Barry M. Brookstein,
Chief Executive Officer